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                                                                  Exhibit 23.02

          Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, the 1997 Stock Option Plan and the 1995 Stock Option Plan of GRIC Communications, Inc. of our report dated October 25, 1999 with respect to the consolidated financial statements of GRIC Communications, Inc. included in its Registration Statement (Form S-1 No. 333-87497) for the nine-month period ended September 30, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

San Jose, California                        /s/ Ernst & Young LLP
December 15, 1999